Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No 1 to Registration Statement No. 333-187468 on Form S-4 of Boyd Gaming Corporation of our report dated March 29, 2012, relating to the consolidated financial statements of Peninsula Gaming, LLC and subsidiaries appearing in the Annual Report on Form 10-K of Peninsula Gaming, LLC for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Davenport, Iowa

April 19, 2013